EXHIBIT 99.1

News Release

National Penn Bancshares, Inc.
Applies for Participation in Capital Purchase Program

Contact:	Catharine S. Bower, Communications Manager
(610) 369-6618 or Catharine.Bower@nationalpenn.com

BOYERTOWN, Pa., November 13, 2008 -- National Penn Bancshares, Inc. (Nasdaq: NPBC) announced today that it has filed an application with its primary regulators, the Office of the Comptroller of the Currency and the Federal Reserve, to voluntarily participate in the U.S. Department of the Treasury’s TARP Capital Purchase Program (“CPP”)*.

Under the CPP, if National Penn’s application is approved as submitted, National Penn will receive $150 million in capital from the Department of the Treasury in exchange for the issuance of shares of senior preferred stock and warrants for shares of common stock.  The requested amount of $150 million represents approximately 75 percent of the maximum amount (approximately $200 million) National Penn is eligible to apply for under the CPP.

“The amount applied for is based on a diligent evaluation National Penn has performed to determine the amount of capital we can effectively deploy to further strengthen our balance sheet and support loan growth,” said Glenn E. Moyer, president and CEO of National Penn Bancshares, Inc. “If approved, we will be pleased to participate in this program. In a tough economy such as this, financial institutions have many challenges to manage, including maintaining strong capital levels and liquidity.  This program supports both and will help us to further support healthy growth in our communities.”

*Under the TARP Capital Purchase Program, the Department of the Treasury plans to purchase up to $250 billion of senior preferred shares on a voluntary basis in U.S. financial institutions, subject to the terms of the CPP, as part of its efforts to provide a firmer capital foundation for financial firms and to increase credit availability to consumers and businesses.  Nine institutions participated initially in the CPP, and others have subsequently announced their intent to do so.

About National Penn Bancshares, Inc.

National Penn Bancshares, Inc., with $9.3 billion in assets, is the fifth largest bank holding company based in Pennsylvania.

Headquartered in Boyertown, National Penn operates 127 offices: 124 offices in Pennsylvania and one office in Maryland through National Penn Bank and its FirstService Bank, HomeTowne Heritage Bank, KNBT and Nittany Bank divisions, and two offices in Delaware through its wholly-owned subsidiary, Christiana Bank & Trust Company.

National Penn’s financial services affiliates consist of National Penn Investors Trust Company, National Penn Capital Advisors, Inc., Vantage Investment Advisors, LLC, National Penn Leasing Company, National Penn Insurance Agency, Inc., Caruso Benefits Group, Inc. and Higgins Insurance Associates, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

Forward Looking Statements

This presentation contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries.  National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors.  Consequently, actual results and experience may materially differ from those contained in any forward-looking statements.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: participation in the U.S. Department of the Treasury’s Capital Purchase Program; inability to obtain new capital and locate growth opportunities; ineffectiveness of National Penn’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from announced transactions, and resulting difficulties in maintaining relationships with customers and employees; and challenges in establishing and maintaining operations in new markets.  The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and National Penn’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008, as well as in other documents filed by National Penn after the date thereof.  National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.